Exhibit (a)(1)(J)

AMENDED LETTER OF TRANSMITTAL

Offer to Purchase for Cash

by

HUDSON TECHNOLOGIES, INC.

of

up to 1,167,400 Shares of its Common Stock

at a Purchase Price of $1.12 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 7, 2007, UNLESS THE TENDER OFFER IS EXTENDED.

Hudson Technologies, Inc. (the “Company”) is offering to purchase up to 1,167,400 shares of its common stock, $.01 par value (“common stock”), in a tender offer, subject to the terms and conditions set forth in the Offer to Purchase dated June 29, 2007 (the “Offer to Purchase”). The offer is being made to all holders of the Company’s common stock at a price of $1.12 share. This Letter of Transmittal is to be completed only if: (a) certificates for shares are being forwarded herewith (and/or, in the case of pledged shares, you instruct the Company to forward certificates for such pledged shares) or (b) a tender of book entry shares is being made to the account maintained by Continental Stock Transfer & Trust Company, as Depositary (the “Depositary”), pursuant to Section 3 of the Offer to Purchase and related agent’s message is not being delivered.

ADDITIONAL INFORMATION AND ASSISTANCE

Questions and requests for assistance relating to the Tender Offer may be directed to the Depositary at 17 Battery Place, 8th Floor, New York, New York 10004 (telephone number: 212-509-4000, Ext. 536), or to the Company, at 275 North Middletown Road, Pearl River, New York 10965 (Attention: Stephen Mandracchia; telephone number: 845-735-6000, Ext. 604).

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004	By Overnight Courier: Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004	By Hand: Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.
THE OFFER TO PURCHASE AND THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Owner(s) (Please Fill in, if Blank, Exactly as Name(s) Appear(s) on Share Certificate(s).			Shares Tendered (Attach additional signed list if necessary)
		1	Number of shares you own :
Certificate Number(s):
Book Entry:

		2	Number of shares you are tendering:
Certificate Number(s):
Book Entry:

		3	Conditional Tender - minimum number of shares that must be purchased:
Certificate Number(s):
Book Entry:

Indicate below the order (by certificate number or date of pledge agreement) in which shares are to be purchased in the event of proration. If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

1st	2nd	3rd	4th	5th

Exhibit (a)(1)(J)
Note: Signatures must be provided below. Please read the accompanying instructions carefully

Ladies and Gentlemen:

The undersigned hereby tenders to the Company the above-described shares of common stock, at the price per share indicated in this Letter of Transmittal, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase (receipt of which is hereby acknowledged) and in this Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended and supplemented from time to time, constitute the “tender offer”).

Subject to, and effective upon, acceptance for payment of the shares tendered in accordance with the terms and subject to the conditions of the tender offer, including, if the tender offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned agrees to sell, assign and transfer to, or upon the order of the Company, all right, title and interest in and to all shares tendered and orders the registration of all shares if tendered by book-entry transfer and irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares with full knowledge that the Depositary also acts as the agent of the Company, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to: (1) deliver certificates representing the shares or transfer ownership of the shares on the account books maintained by any book-entry transfer facility (as defined in the Offer to Purchase), together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company upon receipt by the Depositary, as the undersigned’s agent, of the purchase price with respect to the shares; (2) present certificates for the shares for cancellation and transfer on the Company’s books; and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the tender offer.

The undersigned covenants, represents and warrants to the Company that: (1) the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and when and to the extent accepted for payment, the Company will acquire good, marketable and unencumbered title to the tendered shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims; (2) the undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions will constitute the undersigned’s acceptance of the terms and conditions of the tender offer, including the undersigned’s representation and warranty that (i) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, in the shares or Equivalent Securities (as defined in the Offer to Purchase) at least equal to the shares being tendered, and (ii) the tender of shares complies with Rule 14e-4; (3) the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer to the Company of the shares tendered; and (4) the undersigned has read, understands and agrees to all of the terms of the tender offer.

The undersigned understands that the Company’s acceptance of shares tendered pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will the Company pay interest on the purchase price, including without limitation, by reason of any delay in making payment.

All authority conferred or agreed to be conferred by this Letter of Transmittal will survive the death of incapacity of the undersigned, and any obligation of the undersigned will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned acknowledges that the undersigned has not relied on the Company in order to determine the tax consequences, in the undersigned’s particular circumstances, of tendering shares hereunder, including the application of federal, state, local and foreign tax laws, and has consulted with the undersigned’s own tax advisor if and as deemed by the undersigned to be appropriate to do so.

Please complete Box 8 if you would like checks made payable to a payee other than the record holder of shares tendered, and Box 9 if you would like checks or unaccepted shares mailed to an address other then the record address of the tendering shareholder. In all events, shares not accepted for payment will be issued in the name of the registered holder tendering such shares. Your ability to instruct us to make checks payable to a payee other than the registered holder is subject to your compliance with the requirements of this Letter of Transmittal, as determined by the Company.

4
Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X	| |
Signature of Shareholder	Date	Daytime Telephone #

X	| |
Signature of Shareholder	Date	Daytime Telephone #

5	SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number or Social Security Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	→
Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.
Signature:                                                                                     Date:

Exhibit (a)(1)(J)

6	ODD LOTS
As described in Section 1 of the Offer to Purchase, under certain conditions, holders holding 100 shares or less may have their shares accepted for payment before any proration of the purchase of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of more than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, 100 shares or less in the aggregate. The undersigned either (check one box):

❒	is the beneficial or record owner of an aggregate of 100 shares or less, all of which are being tendered; or
❒
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of 100 shares or less and is tendering all of the shares.

7		8
Special Payment Instructions		Special Delivery Instructions
If you want your check for cash to be issued in another name fill in this section with the information for the new account name.	Signature Guarantee	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor Firm - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)	Authorized Signature	(City, State & Zip Code)

In the event you want your check for cash to be issued in another name (as authorized under Box 7 above), please check one of the boxes below, indicating that the payee is a nominee acting on your behalf (i.e., the payee has no economic interest in the proceeds of sale, the entirety of which interest remains in the record holder), or that the payee represents a party other than a nominee of the record holder. In the event the payee represents a party other than a nominee of the record holder, your ability to instruct us to deliver a check payable as set forth in Box 8 depends on your compliance with additional requirements established by the Company. Please contact the Company at the earliest opportunity to provide additional information regarding payees other than the record holder and its nominees.

❒	The payee named in Box 7 is a nominee for the record holder
❒	The payee named in Box 7 is not a nominee for the record holder.

Exhibit (a)(1)(J)

9     AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

If you cannot produce some or all of the Company’s stock certificates (other than in the case of pledged share evidenced by certificates held by the Company), you must obtain a lost instrument open penalty surety bond. Please refer to instruction 9 on the last page of this Form.

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

TOTAL SHARES LOST F		TOTAL SHARES LOST F
Please Fill In Certificate No(s). if Known	Number of Shares	Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed		Attach separate schedule if needed

By signing this form I/we swear, depose and state that: I/we am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Seaboard Surety Co. to provide suretyship for me to cover the missing securities under its Blanket Bond #764946. I/We hereby agree to surrender the securities for cancellation should I/we, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Seaboard Surety Co. (the Surety), Continental Stock Transfer & Trust Company, the Company, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/we agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond #764946 underwritten by Seaboard Surety Co..

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (shareholder) _____________________________________________________ on this (date)

                                                                   (Deponent) (Indemnitor) (Heirs Individually)                                                  Month            Day           Year

Social Security #________________________________________ Date _____________________________ Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

• Enter number of share(s) lost ____________________________________X $[_____] = $____________________________________ share value

• If the share value exceeds $100,000, or if the shareholder is foreign or deceased, do not complete this affidavit. Complete only the Transmittal Form and contact Continental Stock Transfer & Trust Company regarding the lost certificate(s).

2. Calculate the Surety Premium..

• The surety premium equals 2% (.02) of the share value noted in line 1 above: $__________________ X (2%) or (.02) =....$_________________ Surety Premium

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Continental Stock Transfer & Trust Company.

THIS AFFIDAVIT MUST BE NOTARIZED

Exhibit (a)(1)(J)
INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	Your certificated share(s) and/or book entry shares you hold are shown in Box 1, together with applicable pledge agreements, if any.
2.	Please indicate the total number of certificated share(s) and/or book entry shares of the Company stock you are tendering in Box 2, if these shares are not subject to a pledge agreement.
3.	For Conditional Tenders pursuant to Section 6 of the Offer to Purchase, please indicate the minimum number of shares to be purchased.
4.
Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 4 and, after completing all other applicable sections, return this form in the enclosed envelope. If your shares are represented by physical stock certificates (and are not pledged to the Company), include them in the enclosed envelope as well.

5.
PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that Continental Stock Transfer & Trust Company may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return Form W-8BEN or other Form W-8. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions

6.	Please see the Offer to Purchase for additional information regarding Box 6.
7.
If you want your check for cash to be issued in another name, fill in Box 7 with the information for the new account name, and indicate whether the payee is your nominee. If you complete Box 7 your signature(s) must be guaranteed. If the payee named in Box 7 is not your nominee, you must contact the Company at the earliest opportunity to provide additional information regarding the payee.

8
Complete Box 8 only if the proceeds of this transaction and any unaccepted shares of the Company stock are to be delivered to an address that is not the record address of the registered holder (other than as authorized under Box 7).

9.
If you do not hold your shares in book-entry form and you cannot produce some or all of your Company stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Continental Stock Transfer& Trust Company. To do so through Continental Stock Transfer & Trust Company’s program with Seaboard Surety Co., complete Box 9 above, including the lost securities premium, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Continental Stock Transfer & Trust Company its service fee only. Please see the reverse side of this form on how to contact Continental Stock Transfer & Trust Company at the number provided for further instructions on obtaining your own bond.

10.
Shareholders who cannot deliver their certificates (or, in the case of pledged shares, authorize the Company to deliver their certificates) and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the expiration date (as defined in Section 1 of the Offer to Purchase) may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

11.
The Company will determine in its sole discretion the number of shares to accept, and the validity, eligibility and acceptance for payment of any tender. Any such determination will be final and binding on the parties. There is no obligation to give notice of any defects or irregularities to shareholders

12.
If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal. .

13.
If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. In all cases, unaccepted shares will be issued in the name of the registered owner(s).

14.	If the space provided in Boxes 1, 2, 3, 7 or 8 above is inadequate, the certificate numbers and/or the number of shares should be listed on a separated signed schedule attached hereto.
15.
Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer). If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in Box 2. In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), as soon as practicable after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.